As filed with the Securities and Exchange Commission on October 13, 2006
Registration Nos. 333-133035
333-133035-01
333-133035-02

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

ConocoPhillips ConocoPhillips Company ConocoPhillips Australia Funding Company	Delaware Delaware Delaware	01-0562944 73-0400345 13-4323698
(Exact name of each registrant as specified in its charter)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

600 North Dairy Ashford
Houston, Texas 77079
(281) 293-1000
(Address, including zip code, and telephone number,
including area code, of each registrant’s principal executive offices)

Stephen F. Gates
Senior Vice President, Legal,
and General Counsel
ConocoPhillips
600 North Dairy Ashford
Houston, Texas 77079
(281) 293-1000
(Name, address, including zip code, and telephone
number, including area code, of agent for service)

Copy to:
Tull R. Florey
Baker Botts L.L.P.
910 Louisiana
Houston, Texas 77002-4995
(713) 229-1234

     Approximate date of commencement of proposed sale to the public: Not applicable.
     If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

TERMINATION OF OFFERING
     Pursuant to a Registration Statement on Form S-3 (Registration Nos. 333-133035, 333-133035-01 and 333-133035-02) (the “Registration Statement”), (a) ConocoPhillips registered the offering of its senior debt securities and its guarantees of the senior debt securities of ConocoPhillips Australia Funding Company (“Funding”); (b) Funding registered the offering of its senior debt securities; and (c) ConocoPhillips Company (“CPCo”) registered the offering of its guarantees of the senior debt securities of ConocoPhillips and its guarantees of the senior debt securities of Funding (collectively, the “Securities”). The Registration Statement was filed with the Securities and Exchange Commission on April 6, 2006 and became effective upon filing.
     On April 11, 2006, ConocoPhillips issued $1,000,000,000 aggregate principal amount of Floating Rate Notes due April 11, 2007 fully and unconditionally guaranteed by CPCo, and Funding issued $1,250,000,000 aggregate principal amount of Floating Rate Notes due April 9, 2009 and $750,000,000 aggregate principal amount of 5.50% Notes due 2013, each fully and unconditionally guaranteed by ConocoPhillips and CPCo.
     Subsequent to such issuances, ConocoPhillips, Funding and CPCo have determined to file this Post-Effective Amendment No. 1 to the Registration Statement to terminate the offering of the Securities under the Registration Statement and to remove from registration all Securities that remain unsold at such termination.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 13, 2006.

ConocoPhillips
By:	/s/ John A. Carrig
John A. Carrig
Executive Vice President, Finance, and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on October 13, 2006.

SIGNATURE	TITLE

* James J. Mulva	Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)

/s/ John A. Carrig John A. Carrig	Executive Vice President, Finance, and Chief Financial Officer (Principal Financial Officer)

* Rand C. Berney	Vice President and Controller (Principal Accounting Officer)

* Richard L. Armitage	Director

* Richard A. Auchinleck	Director

* Norman R. Augustine	Director

* James E. Copeland, Jr.	Director

* Kenneth M. Duberstein	Director

* Ruth R. Harkin	Director

* Larry D. Horner	Director

* Charles C. Krulak	Director

SIGNATURE	TITLE

* Harold McGraw III	Director

* Harald Norvik	Director

* William K. Reilly	Director

* William R. Rhodes	Director

* J. Stapleton Roy	Director

* Bobby S. Shackouls	Director

* Victoria J. Tschinkel	Director

* Kathryn C. Turner	Director

* William E. Wade	Director

*By:	/s/ John A. Carrig

John A. Carrig, Attorney-in-Fact

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 13, 2006.

ConocoPhillips Company
By:	/s/ John A. Carrig
John A. Carrig
Executive Vice President, Finance, and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on October 13, 2006.

SIGNATURE	TITLE

* James J. Mulva	President and Chief Executive Officer (Principal Executive Officer)

/s/ John A. Carrig John A. Carrig	Executive Vice President, Finance, and Chief Financial Officer and Director (Principal Financial Officer)

* Rand C. Berney	Vice President and Controller (Principal Accounting Officer)

*	Director

Carin S. Knickel

*	Director

John E. Lowe

*By:	/s/ John A. Carrig

John A. Carrig, Attorney-in-Fact

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 13, 2006.

ConocoPhillips Australia Funding Company
By:	/s/ John A. Carrig
John A. Carrig
President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on October 13, 2006.

SIGNATURE	TITLE

/s/ John A. Carrig

John A. Carrig	President and Director (Principal Executive Officer)

*

Jeffrey W. Sheets	Vice President and Treasurer and Director (Principal Financial Officer)

*

Rand C. Berney	Vice President and Controller (Principal Accounting Officer)

*

Wayne C. Byers	Director

*By:	/s/ John A. Carrig

John A. Carrig, Attorney-in-Fact